UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Definitive Proxy Statement Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12

EMERGING VISION, INC.

(Name of Registrant as Specified in its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMERGING VISION, INC.

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Friday, July 14, 2006

To the Shareholders of Emerging Vision, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Emerging Vision, Inc. (the “Company”) will be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, NY 11554, on Friday, July 14, 2006, at 9:00 a.m., local time, for the following purposes:

(1)          To elect three (3) Class II Directors to the Company’s Board of Directors, to fill the (3) vacancies that will be created by the expiration of the term of the Class II Directors, whose term expires at the Meeting;

(2) To ratify the adoption of the 2006 Stock Incentive Plan; and
(3) To transact such other business as may properly come before the Meeting.

Only Shareholders of record at the close of business on May 26, 2006 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

By Order of the Emerging Vision, Inc. Board of Directors

/s/ Christopher G. Payan

Christopher G. Payan
Chief Executive Officer

Garden City, New York

June 28, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF EMERGING VISION, INC., AND RETURN IT IN THE PRE ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

EMERGING VISION, INC.

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This Proxy Statement is being mailed to all shareholders of record of Emerging Vision, Inc. (“EVI” or the “Company”), at the close of business on May 26, 2006, in connection with the solicitation, by the Board of Directors, of Proxies to be voted at the Annual Meeting of Shareholders (the “Meeting”), to be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, NY 11554, on Friday, July 14, 2006, at 9:00 a.m., local time, or any adjournment(s) thereof. The Proxy and this Proxy Statement were first mailed to shareholders on or about June 28, 2006.

All shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted FOR (i) the election, to the Company’s Board of Directors, of those nominees named in the Proxy, and (ii) the approval of the Company’s 2006 Stock Incentive Plan. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The Board has fixed the close of business on May 26, 2006 as the record date for the determination of shareholders entitled to notice of the Annual Meeting, and only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and Senior Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, hereinafter collectively referred to as the “Capital Stock”), on that date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, the Company had outstanding 70,323,698 shares of Common Stock, each share of Common Stock being entitled to one vote on all matters presented at the Annual Meeting, and 0.74 shares of Preferred Stock entitled to vote, on an “as converted” basis, together with the Common Stock as a single class, 98,519 shares of Common Stock, for a total of 70,422,217 voting shares (collectively, the “Voting Shares”).

The presence, in person or by proxy, of the holders of shares that represent a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Any shares not voted in the election of directors (whether by abstention or otherwise) shall not be counted in the total vote and will not affect the election of directors. A plurality of the votes cast at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the votes cast for or against the approval of the Company’s 2006 Stock Incentive Plan at the Annual Meeting is required for the approval of the Company’s 2006 Stock Incentive Plan. For all other matters to be considered at the Annual Meeting, the affirmative vote of a majority of the votes cast on the matter will be required for approval. Broker non-votes, abstentions and shares not voted will not be counted for purposes of determining the number of votes cast.

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Company a written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a shareholder who attends the Meeting need not revoke a Proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended Proxies should be sent to the Company at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530, Attention: Corporate Secretary.

The Proxy is being solicited by the Company’s Board of Directors. The Company will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company’s shares. Solicitations will be made primarily by mail, but certain directors, officers or employees of the Company may solicit Proxies in person or by telephone, telecopier or email without special compensation.

A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose at the Meeting, at the offices of the Company, 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530, and also during the Meeting for inspection by any shareholder who is present. To contact the Company, shareholders should call (516) 390-2100.

EXECUTIVE COMPENSATION

The following table sets forth the compensation, for the three fiscal years ended December 31, 2005, of the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) that were serving as executive officers of the Company or of VisionCare of California, Inc., a wholly owned subsidiary of the Company, as of December 31, 2005 (collectively, the “Named Executive Officers”):

Name and Principal Position		Annual Compensation		Long-Term Compensation Securities Underlying Stock Options	All Other Compensation
		Salary	Bonus
Christopher G. Payan, Chief Executive Officer and Director	2005 2004 2003	$275,000 (1) $275,000 (1) $175,000 (1)	$-- $-- $26,000 (2)	-- 7,208,220 (3) 100,000 (4)	$ 7,200 (5) $ 7,200 (5) $ 32,200 (6)
Myles S. Lewis, Chief Operating Officer and Senior Vice President – Business Development	2005 2004 2003	$190,000 (7) $190,000 (7) $156,000 (7)	$-- $-- $26,000 (2)	-- 3,314,124 (8) 100,000 (9)	$ 6,000 (10) $ 6,000 (10) $ 6,000 (10)
Samuel Z. Herskowitz, Chief Marketing Officer	2005 2004 2003	$190,000 (11) $190,000 (11) $125,000 (11)	$-- $-- $26,000 (2)	-- 1,841,180 (12) 100,000 (9)	$ 10,000 (13) $ 10,000 (13) $ 10,000 (13)
Brian P. Alessi, Chief Financial Officer and Treasurer	2005 2004 2003	$130,000 (14) $121,000 (14) $94,000 (14)	$-- $-- $--	-- 920,950 (15) --	$ -- $ -- $ --
Dr. Nicholas Shashati, President – VisionCare of California	2005 2004 2003	$140,000 (16) $137,000 (16) $125,000 (16)	$-- $-- $--	200,000 (17) -- --	$ -- $ -- $ --

(1) Represents salary paid to Mr. Payan.
(2) Represents bonus paid related to the year ended December 31, 2003.
(3) Represents 2,610,000 options that are fully vested and exercisable, and 4,598,220 that vest at various dates through December 31, 2006.
(4) All of these options were exercised on May 20, 2004.
(5) Represents car allowance payments made to Mr. Payan.

(6)     Represents car allowance payments made to Mr. Payan, along with the payment for certain additional services provided in connection with the Company’s evaluation of an offer, during 2003, by certain of its directors and principal shareholders, and some of their immediate family members, to acquire all of the outstanding capital stock of the Company.

(7) Represents salary paid to Mr. Lewis.
(8) Represents 1,200,000 options that are fully vested and exercisable, and 2,114,124 options that vest at various dates through December 31, 2006.
(9) All of these options were exercised in November 2003.
(10) Represents car allowance payments made to Mr. Lewis.
(11) Represents salary paid to Mr. Herskowitz.
(12) Represents 666,667 options that are fully vested and exercisable, and 1,174,513 options that vest at various dates through December 31, 2006.
(13) Represents car allowance payments made to Mr. Herskowitz.
(14) Represents salary paid to Mr. Alessi.
(15) Represents 333,333 options that are fully vested and exercisable, and 587,257 options that vest at various dates through December 31, 2006.
(16) Represents salary paid to Dr. Shashati.
(17) Represents 66,667 options that are fully vested and exercisable, and 133,333 options that vest at various dates through November 22, 2007.

Option Grants in Last Fiscal Year

On November 22, 2005, the Compensation Committee of the Board granted an aggregate of 200,000 stock options to one of the Named Executive Officers of the Company. The options have an exercise price of $0.16, a term of 10 years, and vest at various dates through November 22, 2007.

The following table sets forth information concerning the options granted, during 2005, to one of the Named Executive Officers of the Company:

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%
Dr. Nicholas Shashati	200,000	32.8%	$0.16	11/22/15	$ 20,000	$ 51,000

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)* Exercisable/Unexercisable
Christopher G. Payan	-	$ -	2,660,000/4,598,220	$0/$0
Myles S. Lewis	-	$ -	1,250,000/2,114,124	$0/$0
Samuel Z. Herskowitz	-	$ -	734,167/1,174,513	$0/$0
Brian P. Alessi	-	$ -	333,333/587,257	$0/$0
Dr. Nicholas Shashati	-	$ -	206,667/133,333	$0/$0

* Based on the OTC Bulletin Board closing price for the last business day of the fiscal year ($0.11).

The stock options granted to the Named Executive Officers have exercise prices as follows: Christopher G. Payan: 7,208,220 options at $0.14 and 50,000 options at $0.26; Myles S. Lewis: 3,314,124 options at $0.14 and 50,000 options at $0.33; Samuel Z. Herskowitz: 1,841,180 options at $0.14, 37,500 options at $0.33, 20,000 options at $6.31, and 10,000 options at $3.25; Brian P. Alessi: 920,590 options at $0.14; and Dr. Nicholas Shashati: 200,000 options at $0.16, 100,000 options at $0.33, 20,000 options at $6.31, 10,000 options at $3.25, and 10,000 options at $7.50.

Compensation of Directors

Directors who are not employees or executive officers of the Company receive $20,000 per annum, payable in equal, quarterly installments of $5,000, $1,500 for each in person meeting, and no additional compensation for telephonic meetings or actions taken by written consent in lieu of a meeting. The Chairman of the Audit Committee receives additional compensation of $10,000 per annum, also payable in equal, quarterly installments. In the event that multiple meetings are held on the same day, directors will receive compensation for one meeting. Further, all directors are reimbursed for certain expenses in connection with their attendance at board and committee meetings.

Other than with respect to the reimbursement of expenses, directors who are employees or executive officers of the Company will not receive additional compensation for serving as a director.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Common Stock

The following table sets forth information, as of May 26, 2006, regarding the beneficial ownership of the Company’s Common Stock by: (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock; (ii) each of the Company’s directors; (iii) each of the Company’s Named Executive Officers (as said term is defined under the caption “Executive Compensation” below); and (iv) all directors and executive officers of the Company as a group, in each case, based on 70,422,217 shares of Common Stock outstanding as of that date.

The percentages in the “Percent of Class” column are calculated in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. The address of Horizons Investors Corp. is 2830 Pitkin Avenue, Brooklyn, New York 11208. The address of Joel L. Gold is c/o Andrew Garrett, 425 Park Avenue, 22nd Floor, New York, New York 10022. The address of Nicholas Shashati is c/o Sterling VisionCare, 9625 Black Mountain Road, Suite 311, San Diego, California 92126. The address of Lou Weisbach is c/o Teamscape, LLC, 3100 Dundee Road, Suite 704, Northbrook, IL 60062. The address of all other persons listed below is 100 Quentin Roosevelt Boulevard, Garden City, New York 11530.

Name	Beneficial Ownership	Percent of Class
Christopher G. Payan (a) (b)	7,165,720 (1)	9.4%
Myles S. Lewis (b)	2,897,162 (2)	4.0%
Samuel Z. Herskowitz (b)	1,675,347 (3)	2.3%
Brian P. Alessi (b)	753,923 (4)	1.1%
Dr. Nicholas Shashati (b)	206,667 (5)	*

Dr. Alan Cohen (a)	8,488,222 (6)	11.1%
Dr. Robert Cohen (a)	6,842,588 (7)	9.1%
Joel L. Gold (a)	296,500 (8)	*
Harvey Ross (a)	2,252,031 (9)	3.2%
Seymour G. Siegel (a)	225,000 (10)	*
Horizons Investors Corp.	54,994,307 (11)	54.1%
Lou Weisbach	4,085,000	5.8%
All current directors and executive officers as a group	30,803,160 (12)	33.2%

______________________

* less than 1%
(a) Director
(b) Executive officer

(1)          Includes the right to acquire 5,953,220 shares of common stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 1,305,000 shares of common stock upon the exercise of outstanding options that are not exercisable until December 30, 2006.

(2)          Includes the right to acquire 2,764,124 shares of common stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 600,000 shares of common stock upon the exercise of outstanding options that are not exercisable until December 30, 2006.

(3)          Includes the right to acquire 1,575,347 shares of common stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 333,333 shares of common stock upon the exercise of outstanding options that are not exercisable until December 30, 2006.

(4)          Represents the right to acquire 753,923 shares of common stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 166,667 shares of common stock upon the exercise of outstanding options that are not exercisable until December 30, 2006.

(5)          Represents the right to acquire 206,667 shares of common stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 66,667 and 66,666 shares of common stock upon the exercise of outstanding options that are not exercisable until November 22, 2006 and November 22, 2007, respectively.

(6)          Includes (i) the right to acquire 5,562,753 shares of common stock upon the exercise of presently exercisable, outstanding warrants, (ii) the right to acquire 275,000 shares of common stock upon the exercise of presently exercisable, outstanding options, and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen (Dr. Cohen’s children, as to which Dr. Cohen disclaims beneficial ownership), but excludes (i) 8,973,800 shares, in the aggregate, held in trust for Dr. Cohen’s minor children, Erica, Nicole, Jaclyn and Gabrielle, as beneficiaries, in respect of which Dr. Cohen is not a trustee and has no dispositive or investment authority, and as to which he disclaims beneficial ownership (collectively, the “Children’s Trusts”) and (ii) the right by the Children’s Trusts to acquire 9,200,864 shares, in the aggregate, of common stock upon the exercise of presently exercisable, outstanding warrants.

(7)          Includes the right to acquire (i) 4,293,729 shares of common stock upon the exercise of presently exercisable, outstanding warrants, and (ii) 275,000 shares of common stock upon the exercise of presently exercisable, outstanding options, but excludes (i) 8,766,566 shares, in the aggregate, owned by Dr. Cohen’s adult children, Allyson, Jeffrey and Stefanie, as to which Dr. Cohen has no dispositive or investment authority and disclaims beneficial ownership (collectively, the “Children”) and (ii) the right by the Children to acquire 9,084,906 shares of common stock upon the exercise of presently exercisable, outstanding warrants.

(8)          Includes 1,500 shares of common stock owned by Mr. Gold’s children and the right to acquire 295,000 shares of common stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 5,000 shares of common stock owned by Mr. Gold’s wife, as to which Mr. Gold disclaims beneficial ownership.

(9) Includes the right to acquire 225,000 shares of common stock upon the exercise of presently exercisable, outstanding options.
(10) Represents the right to acquire 225,000 shares of common stock upon the exercise of presently exercisable, outstanding options.

(11)        Includes shares of common stock owned by Horizons Investors Corp., a New York corporation principally owned by Benito R. Fernandez, a former director of the Company, and includes the right to acquire (i) 31,067,776 shares of common stock upon the exercise of presently exercisable, outstanding warrants, and (ii) 100,000 shares of common stock upon the exercise of presently exercisable, outstanding options.

(12)        Includes (i) the right to acquire 12,548,281 shares of common stock upon the exercise of presently exercisable, outstanding options, (ii) the right to acquire 9,856,482 shares of common stock upon the exercise of presently exercisable, outstanding warrants, and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen (as to which Dr. Cohen disclaims beneficial ownership), but excludes the right to acquire 66,667, 2,405,000 and 66,666 shares of common stock upon the exercise of options that are not exercisable until November 22, 2006, December 30, 2006 and November 22, 2007, respectively. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 22,404,763 shares of common stock for which the Company’s directors and executive officers, as a group, hold currently exercisable options and warrants, have been added to the total number of issued and outstanding shares of common stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of common stock beneficially owned by such directors and executive officers as a group.

Senior Convertible Preferred Stock

Set forth below is the name, address, stock ownership and voting power of sole owner of the outstanding shares of its Senior Convertible Preferred Stock:

Name	Beneficial Ownership	Percent of Class
Rita Folger 1257 East 24th Street Brooklyn, NY 11210	0.74 (1)	100%

(1)	These shares are convertible into an aggregate of 98,519 shares of Common Stock; and the holder thereof will be entitled to cast that number of votes at any meeting of shareholders.

Securities Authorized for Issuance under Equity Compensation Plans

Reference is made to Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for more detailed information regarding the Company’s equity compensation plans. The following provides certain information with respect to the Company’s equity compensation plans as of December 31 2005:

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities available for future issuance under equity compensation plan (excludes securities reflected in column (A)
Authorized by shareholders	17,151,615	$0.55	5,633,582
Not authorized by shareholders	60,690,913	$0.05	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cohen’s Fashion Optical

Drs. Robert and Alan Cohen are officers and directors of Cohen Fashion Optical, Inc. (“CF”), including its affiliate, Real Optical, LLC (“REAL”). CF, which has been in existence since 1978, owns a chain of company-operated and franchised retail optical stores doing business under the name “Cohen’s Fashion Optical.” As of March 31, 2006, CF had 64 franchised stores and 17 company-owned stores. In addition, CF also licenses to retail optical stores the right to operate under the name “Cohen’s Kids Optical” or “Ultimate Spectacle.” As of March 31, 2006, there was 1 Ultimate Spectacle store located in the State of New York; and REAL, as of such date, operated 3 stores (under the name “Cohen’s Fashion Optical”), all of which were located in New York State. CF and REAL stores are similar to the Company’s retail optical stores. CF has been offering franchises since 1979 and currently has retail optical stores in the States of Connecticut, Florida, New Hampshire, Massachusetts, New Jersey and New York. In the future, Cohen’s Fashion Optical, Cohen’s Kids Optical or Ultimate Spectacle stores may be located in additional states. As of March 31, 2006, approximately 15 CF stores were located in the same shopping center or mall as, or in close proximity to, certain of the Company’s retail optical stores. It is possible that one or more additional Cohen’s Fashion Optical stores, Cohen’s Kids Optical stores or Ultimate Spectacle stores may, in the future, be located near one or more of the Company’s retail optical stores, thereby competing directly with such Company stores. In addition, the Company’s stores and certain of CF’s stores jointly participate, as providers, under certain third party benefit plans obtained by either the Company or CF, which arrangement is anticipated to continue in the future.

In January 2002, the Company subleased from CF, for a term of five years, a portion of the space then being leased by CF in a building located at 100 Quentin Roosevelt Boulevard, Garden City, New York and, in connection therewith, relocated its principal executive offices to such premises. Occupancy costs are being allocated between the Company and CF based upon the respective square footages being occupied. The Company believes that its rent with respect to such premises is less than or equal to the fair market rental value of such space.

On December 31, 2002, the Company refinanced certain past due amounts, owed to CF, in an effort to improve its current cash flow position. As a result, the Company signed a 5-year, $200,000 promissory note, in favor of CF, bearing interest at a rate of 10% per annum, and which is payable in equal monthly installments of principal and interest.

In the ordinary course of business, largely due to the fact that the entities occupy office space in the same building, and in an effort to obtain savings with respect to certain administrative costs, the Company and CF will at times share in the costs of minor expenses. Management believes it has appropriately accounted for these expenses.

General Vision Services

In January 2001, General Vision Services, LLC, or GVS, a Delaware limited liability company located in New York City and beneficially owned, in principal part, by Drs. Robert and Alan Cohen and certain members of their respective immediate families (collectively, the “Cohen Family”), acquired substantially all of the assets of General Vision Services, Inc. As of March 31, 2006, GVS operated approximately 21 retail optical stores, principally located in New Jersey and in the New York metropolitan area, which stores are similar to the retail optical stores operated and franchised by the Company. In addition, GVS solicits and administers third party benefit programs similar to those being administered by the Company. GVS does not franchise any retail optical stores. It is possible that a GVS store, or another retail optical store which provides third party benefit plans administered by GVS, may now or in the future be located near one or more of the Company’s retail optical stores and may be competing directly with such store.

Furthermore, the Company, CF and GVS jointly participate in certain third party benefit plans, and certain of the Company’s retail optical stores, CF’s stores and GVS’ stores participate as providers under third party benefit plans obtained by either the Company, CF or GVS and, in all likelihood, will continue to do so in the future.

Vision World

In October 2003, Vision World, LLC, a Delaware limited liability company located in New York City and beneficially owned, in principal part, by Drs. Robert and Alan Cohen and certain members of the Cohen Family, acquired substantially all of the assets of Eyeglass Services Industries, Inc.’s third party administration business. Vision World solicits and administers third party benefit programs similar to those being administered by the Company. It is possible that a Vision World store, or another retail optical store which provides third party benefit plans administered by Vision World, may now or in the future be located near one or more of the Company’s retail optical stores and may be competing directly with such store.

Additional Agreements and Transactions Between the Company and the Cohen Family

On April 4, 2003, the Board authorized the Company to borrow $100,000 from Dr. Robert Cohen. The loan was payable immediately after the closing of the Company’s Rights Offering, together with interest in an amount equal to 1% of the principal amount of such loan. The Company repaid this loan, in full, on April 22, 2003, with a portion of the proceeds from the Rights Offering.

Newtek Business Services

Christopher G. Payan, the Company’s Chief Executive Officer and a director of the Company, serves on the board of directors of Newtek Business Services, Inc., or NBSI, a company that provides various financial services to small and mid-sized businesses. The Company utilizes the bank and non-bank card processing services of one of NBSI’s affiliated companies. For the years ended December 31, 2005, 2004 and 2003, the Company paid approximately $66,000, $65,000 and $23,000, respectively, to such affiliate for such services provided. Additionally, the Company utilizes insurance administrative services of one of NBSI’s affiliated companies. No payments are made directly to that affiliate. The Company believes that the cost of such services were as favorable to the Company as those which could have been obtained from an unrelated third party.

Viva International Group

During 2005 and 2004, the Company purchased eyeglass frames from Viva International Group (“Viva”), a frame manufacturing company that was owned by one of the directors of the Company until March 2005. The director was elected to the Board of Directors in July 2004. For the years ended December 31, 2005 and 2004, the total cost of such eyeglass frames was approximately $61,000 and $103,000. The Company believes that the cost of such product was as favorable to the Company as those which could have been obtained from an unrelated third party.

Transactions Among the Company and the Cohen Family

On December 31, 2003, the Company entered into agreements, with certain of the members of the Cohen Family (collectively, the “Subject Shareholders”), pursuant to which the Company and each of the Subject Shareholders agreed to, and effectuated, (a) the rescission, ab initio, of the exercise, by the Subject Shareholders, of 6,178,840 of the over-subscription rights of the Subject Shareholders (and, accordingly, of the issuance, to such Subject Shareholders, of the units associated therewith) granted to them in the Rights Offering, and (b) the rescission, surrender and cancellation of all of the remaining warrants (15,784,572 in the aggregate) that were acquired by the Subject Shareholders in the Rights Offering (collectively, the “Rescission Transactions”). In connection with the Rescission Transactions, the Company agreed to repay each Subject Shareholder the original subscription amount of $0.04 (previously paid by each Subject Shareholder) for each of the rescinded units (together with interest at a rate of 6% per annum from the date of the original acquisition thereof), which, in the aggregate for all of the Subject Shareholders, totaled $247,154. This sum (plus interest) is payable, by the Company, on or before April 14, 2007, pursuant to a series of promissory notes issued to the Subject Shareholders.

Recognizing that the Subject Shareholders suffered certain damages in connection with the Rescission Transactions, on December 31, 2003, (i) the Company and the Shareholders entered into settlement agreements with each of the Subject Shareholders, pursuant to which the Subject Shareholders released any and all claims that they may have had against the Company as a result of the consummation of the Rescission Transactions, and (ii) the Company, in consideration for such releases, granted to the Subject Shareholders, in the aggregate, new warrants to purchase 28,142,252 shares of the Company’s common stock. The exercise prices of the new warrants issued to each of the Subject Shareholders ranged from $0.0465 to $0.0489. These exercise prices were calculated with the intention of allowing the Subject Shareholders to purchase equity of the Company on substantially the same economic terms that they would have been originally entitled pursuant to the Rights Offering, but for the Rescission Transactions. The new warrants are not exercisable until April 15, 2006, and expire on April 14, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

The number of directors constituting the entire Board is currently six (6). The directors of the Company are divided into two classes, designated as Class I and Class II, respectively, with each class having a term of two years. During 2006, the term of the Class II Directors expires. Management proposes that Mr. Christopher G. Payan, Dr. Robert Cohen, and Mr. Joel L. Gold, whose terms of office expire in 2006, be re-elected as Class II Directors, to serve for terms to expire at the 2008 Annual Meeting of Shareholders, in each case, until his successor is elected and qualified, or until his earlier resignation, removal or death. Unless otherwise indicated, the enclosed proxy will be voted FOR the election of such nominees. Should any of these nominees become unable to serve for any reason or will not serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed Proxy will vote for the election of such substitute nominee or nominees. The Board of Directors Recommends that Shareholders Vote FOR the Foregoing Nominees.

Information as to Directors and Nominees for Directors

The following table sets forth the position and offices presently held with the Company by each nominee for Class II Director and each Class I Director currently in office and whose term continues, his age as of May 26, 2006, and, the year each became a director of the Company.

Name	Age	Positions and Offices Held	Year Became Director
Nominees to serve in Office Until 2008 Annual Meeting of Shareholders (Class II Directors):
Christopher G. Payan	31	Chief Executive Officer and Director	2004
Dr. Robert Cohen	62	Director	1992
Joel L. Gold	64	Director	1995
Directors to Continue in Office Until 2007 Annual Meeting of Shareholders (Class I Directors):
Dr. Alan Cohen	55	Chairman of the Board	1992
Harvey Ross	61	Director	2004
Seymour G. Siegel	63	Director	2004

Christopher G. Payan joined the Company as its Vice President of Finance in July 2001. In October 2001, he was appointed as its Senior Vice President, Chief Financial Officer, Secretary and Treasurer; and, on April 29, 2002, was

appointed as one of its Chief Operating Officers. On March 24, 2004, Mr. Payan was appointed to the Company’s board of directors and resigned as its Treasurer. On June 7, 2004, Mr. Payan was appointed Chief Executive Officer and resigned from all of his other offices. From March 1995 through July 2001, Mr. Payan was employed by Arthur Andersen LLP, at the time, one of the world’s largest professional services firms, where he provided various audit, accounting, operational consulting and advisory services to various small and mid-sized private and public companies in various industries. Mr. Payan also serves on the boards of directors of Hauppauge Digital, Inc. and Newtek Business Services, Inc., both public companies, and is also an officer and director of several privately held management and real estate companies and other businesses. Mr. Payan is a certified public accountant.

Dr. Robert Cohen had served as Chairman of the Board of Directors of the Company from its inception through April 7, 2000, when he resigned as Chairman, but not as a director. He also served as Chief Executive Officer of the Company from its inception until October 1995. Dr. Cohen, together with his brother, Dr. Alan Cohen, is the owner of Meadows Management LLC (“Meadows”), which, until April 9, 2000, rendered consulting services to the Company. From 1968 to the present, Dr. Robert Cohen has been engaged in the retail and wholesale optical business. For more than 10 years, Dr. Cohen has also served as President and a director of Cohen Fashion Optical, Inc. and its affiliates (“CF”), which currently maintains its principal offices in Garden City, New York. Since January 15, 2001, Dr. Cohen has served as the Chief Executive Officer of General Vision Services, LLC (“GVS”), and, since October 2003, has served as an officer of Vision World, LLC (“Vision World”), each of which currently maintains its principal offices in New York City. Dr. Cohen and his brother, Dr. Alan Cohen, are also shareholders of CF and members of GVS and Vision World. Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses. Dr. Cohen graduated from the Pennsylvania School of Optometry in 1968, where he received a Doctor of Optometry degree.

Joel L. Gold has served as a director of the Company since December 1995. He is currently Head of Investment Banking at Andrew Garrett Inc. (“AGI”), an investment-banking firm located in New York City. Joel has been with AGI since October 2004. From January 2000 until September 2004, he served as Executive Vice President of Investment Banking of Berry Shino Securities, Inc., an investment-banking firm also located in New York City. From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City. From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City. From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc., a representative of the underwriters for the Company’s initial public offering. Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995. From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. (“Bear Stearns”). For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc. He is currently a director, and serves on the Audit and Compensation Committees, of Geneva Financial Corp., a publicly held specialty, consumer finance company.

Dr. Alan Cohen has served as a director of the Company since its inception; and, as of May 31, 2002, became the Company’s Chairman of the Board of Directors. He also served as Chief Operating Officer of the Company from 1992 until October 1995, when he became Vice Chairman of the Board of Directors, and as the Company’s President, Chief Executive Officer and Chief Operating Officer from October 1998 through April 17, 2000, when he became President of the Company’s retail optical store division, which position Dr. Cohen resigned from on January 9, 2001. Dr. Cohen, together with his brother, Dr. Robert Cohen, is the owner of Meadows, which, until April 9, 2000, rendered consulting services to the Company. From 1974 to the present, Dr. Alan Cohen has been engaged in the retail and wholesale optical business. For more than 10 years, Dr. Cohen has also been a director, principal shareholder and officer of CF, which currently maintains its principal offices in Garden City, New York. Since January 15, 2001, Dr. Cohen has served as President of GVS, and, since October 2003, has served as an officer of Vision World, each of which currently maintains its principal offices in New York City. Dr. Cohen and his brother, Dr. Robert Cohen, are also shareholders of CF and members of GVS and Vision World. CF and GVS each engage in, among other things, the operation (and, in the case of CF, franchising) of retail optical stores similar to those operated and franchised by the Company. GVS and Vision World also administer third party benefit programs similar to those being administered by the Company. Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses. Dr. Cohen graduated from the Pennsylvania School of Optometry in 1972, where he received a Doctor of Optometry degree.

Harvey Ross has served as a director of the Company since July 2004. Mr. Ross was Chairman and Chief Executive Officer of Viva International Group (“Viva”) until February 2005 and has in excess of thirty-five years of experience in the optical industry. Mr. Ross currently serves as a consultant to High Mark, the company that acquired Viva in February 2005. From 1974 through 1977, Mr. Ross served as President of Jan Optical, a retail distributor of optical frames. In 1978, Mr. Ross founded Viva, a company he grew into one of the world’s largest and most successful manufacturers and distributors of fashion eyewear in the United States and abroad, which include offices in Australia, Brazil, Canada, France, Germany, Hong Kong, Italy, Japan, Mexico, Spain and the United Kingdom. Viva’s distribution of designer eyewear to more than 50 countries around the world, and throughout the U.S., include such brands as Guess, Tommy Hilfiger, Gant, Candies, Ellen Tracy, Harley Davidson, Bongo, Marc Ecko Scopes, Catherine Deneuve, Viva and Savvy. From 1989 through 2003 Mr. Ross also served as a director of several corporations including, from 1989 through 2003, Ashton Imports, a leading distributor of luxury eyewear. From 1994 through 2003, Mr. Ross served as a director of Vision Council of America, a national association for vision care and education formed to assist frame and lens manufacturers and distributors. Mr. Ross also serves as an officer and director of several real estate investment companies.

Seymour G. Siegel has served as a director of the Company since July 2004. Mr. Siegel is a certified public accountant and a principal in the Business Consulting Group of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co., P.C., CPAs, which merged into Weiser & Co., LLP where he was a senior partner. He formed Siegel Rich Inc. in 1994, which in April 2000 became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies. Mr. Siegel currently serves as a director and chairman of the audit committee of Hauppauge Digital, Inc., Gales Industries, Inc., and is chairman of the audit committee and a member of the compensation committee of Global Aircraft Solutions, Inc.

Board Committees

The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing the Company’s financial statements with management and the independent accountants, (iii) making an appraisal of the Company’s audit effort and the effectiveness of the Company’s financial policies and practices and (iv) consulting with management and the Company’s independent accountants with regard to the adequacy of internal accounting controls. The members of the Audit Committee currently are Messrs. Gold, Ross and Siegel. The Company’s Board of Directors has determined that it has an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K as promulgated by the SEC. The Company’s audit committee financial expert is Seymour G. Siegel. The directors who serve on the Audit Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The Company’s Board of Directors has adopted a written charter for the Audit Committee which is available on the Company’s website at www.emergingvision.com and which is included herein as Appendix A.

The Compensation Committee of the Board of Directors is responsible for, among other things, (i) determining the Chief Executive Officer’s compensation, (ii) making recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity based plans (and overseeing the activities of those responsible for administering such plans), (iii) approving any new equity compensation plan (or any material change to an existing plan) where shareholder approval has not been obtained and which is to be submitted for adoption by the shareholders and (iv) making recommendations to the Board of Directors with respect to severance or similar termination payments proposed to be made to senior management. The members of the Compensation Committee currently are Messrs. Gold, Ross and Siegel. The Company’s Board of Directors has adopted a written charter for the Compensation Committee which is available on the Company’s website at www.emergingvision.com. The directors who serve on the Compensation Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers.

The purpose of the Nominating Committee of the Board of Directors is to (i) identify individuals qualified to become Board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of shareholders, and (ii) oversee the selection and composition of the Board of Directors and, as applicable, oversee management continuity planning processes. The members of the Nominating Committee currently are Messrs. Gold, Ross and Siegel. The directors who serve on the Nominating Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The Nominating Committee has a written charter which is available on the Company’s website at www.emergingvision.com. The Nominating Committee will consider qualified director candidates recommended by shareholders if such recommendations for director are submitted in writing to the Company’s Secretary, c/o Emerging Vision, Inc., 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530 provided that such recommendation has been made in accordance with the Company’s Amended and Restated By-Laws.

At this time, no additional specific procedures to propose a candidate for consideration by the Nominating Committee, nor any minimum criteria for consideration of a proposed nomination to the Board, have been adopted.

The Executive Committee of the Board of Directors, whose members are currently Messrs. Payan and Gold and Dr. Robert Cohen, is generally authorized to exercise the powers of the Board to the fullest extent permitted by applicable law.

Meetings

The Board held five (5) meetings during the year ended December 31, 2005. The Board also acted on ten (10) occasions during the year ended December 31, 2005 by unanimous written consent in lieu of a meeting. The Audit Committee met four (4) times during the fiscal year ended December 31, 2005. The Compensation Committee met once during the fiscal year ended December 31, 2005. The Nominating Committee met once during the fiscal year ended December 31, 2005. The Executive Committee did not meet during the fiscal year ended December 31, 2005. No director attended fewer than 75 percent of the aggregate of (i) the total number of meetings held by the Board during the fiscal year ended December 31, 2005 and (ii) the total number of meetings held by all of the committees of the Board on which he served during the fiscal year ended December 31, 2005.

Family Relationships

Dr. Alan Cohen and Dr. Robert Cohen, both directors of the Company, are brothers. Except for such family relationship, there are no other family relationships among any of the Company’s executive officers and directors.

Term of Office

Each (i) Class I director will hold office until the 2007 annual meeting of shareholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death, and (ii) Class II director will hold office until the 2008 annual meeting of shareholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of shareholders or until his or her successor is elected or appointed and qualified.

Director Independence

The Board of Directors, based upon the listing standards of the National Association of Securities Dealers and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Joel Gold, Harvey Ross and Seymour G. Siegel. The Company’s independent directors intend to hold annually at least two (2) formal meetings independent from management and the non-independent members of the Board. The independent directors will choose a director to preside at such sessions of the independent members of the Board of Directors.

Directors’ Attendance at Annual Meetings of Shareholders

The Company does not have a formal policy regarding director attendance at our annual meeting of shareholders. However, all directors are encouraged to attend. [All] members of the Board of Directors were in attendance at last year’s annual meeting of shareholders.

Communication with the Board of Directors

Any shareholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Audit Committee, Emerging Vision, Inc, 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Audit Committee Report

In overseeing the preparation of the Company’s financial statements as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003, the Audit Committee met with both management and Miller, Ellin & Company, LLP, the Company’s independent auditors, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be disclosed pursuant to Statement of Auditing Standards (SAS) No. 61 (Communication With Audit Committees).

The Audit Committee also discussed with Miller, Ellin & Company, LLP, matters relating to its independence, the written disclosures and the letter to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Members of the Audit Committee

Joel Gold

Harvey Ross

Seymour G. Siegel

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company’s previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons”, including directors, certain officers, holders of more than 10% of a registered class of the Company’s equity securities and certain trusts of which reporting persons are trustees. The Company is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2005.

Based solely on a review of the copies of such forms furnished to EVI, or written representations that no Forms 5 were required, EVI believes that, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that certain of the officers and directors filed certain of their Forms 4 after the required deadlines.

PROPOSAL 2: 2006 STOCK INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the 2006 Stock Incentive Plan.  The maximum number of shares of Common Stock which may be issued pursuant to options or restricted stock granted under the plan shall not exceed, in the aggregate, 20,000,000 shares of Common Stock.  The Board of Directors recommends that stockholders ratify the adoption of the plan.

The plan provides for the grant of options and restricted stock to participating employees.  The plan plays an important role in the Company’s efforts to attract and retain employees of outstanding ability and to align their interests with those of the stockholders through increased stock ownership.  As discussed below, the plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, the Company and its subsidiaries.

The following statements include summaries of certain provisions of the plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the plan, a copy of which is available at the Company’s offices.

Purpose

The purpose of the plan is to advance the interests of the Company by inducing persons or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, the Company’s and its subsidiaries by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests, and by providing such employees, non-employee directors, consultants and advisors with an additional incentive to promote the Company’s success.

Administration

The plan provides for its administration by the Board or by a committee consisting of at least three persons chosen by the Board.  The Board or the committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom options and/or restricted stock will be granted, and to determine the times at which options and/or restricted stock will be granted and the exercise price for which options will be granted.  The Board or the committee is authorized to interpret the plan and the interpretation and construction by the Board or the committee of any provision of the plan or of any option granted thereunder shall be final and conclusive. The receipt of options and/or restricted stock by directors or any members of the committee shall not preclude their vote on any matters in connection with the administration or interpretation of the plan.

Eligibility

Subject to certain limitations as set forth in the plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees or, in the case of nonstatutory stock options, are employees or non-employee directors of, or certain consultants or advisors to, the Company and its subsidiaries.  Subject to certain limitations as set forth in the plan, restricted stock may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, the Company and its subsidiaries.  At June 20, 2006, approximately 84 employees and 5 non-employee directors were eligible to receive options under the plan.

Options

Nature of Options

The Board or committee may grant options under the plan which are intended to either qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the Company refers to this as the “Code”) or not so qualify.  The Company refers to options that do not so qualify as “nonstatutory stock options.”

The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under “Federal Income Tax Consequences.”

Option Price

The option price of the shares subject to an incentive stock option may not be less than the fair market value (as such term is defined in the plan) of the Common Stock on the date upon which such option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of the Company’s stock or of a parent or of any of its subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the Common Stock on the date upon which such option is granted.

On May 19, 2006, the closing bid price for the Company’s Common Stock, as reported by the OTC Bulletin Board, was $0.16 per share.

Exercise of Options

An option granted under the plan shall be exercised by the delivery by the holder to the Company’s Secretary at the Company’s principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount, (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, a check in an amount equal to the par value of the Common Stock being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii).  Alternatively, if provided for in the stock option agreement, the holder may elect to have the Company reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised.

Duration of Options

No incentive stock option granted under the plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the plan may be of such duration as shall be determined by the Board or the committee.

Reload Options

The Board or the committee may grant options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of Common Stock or by having the Company reduce the number of shares otherwise issuable to an optionee (as discussed in clause (iii) under “Exercise of Options”) (The Company calls this a “Net Exercise”).  Any reload feature granted shall provide that the option holder shall receive, contemporaneously with the payment of the option price in Common Stock or in the event of a Net Exercise, a reload stock option to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock used to exercise the option (or not issued in the case of a Net Exercise), and (ii) with respect to nonstatutory stock options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the option.  The option price per share for a reload option shall be as follows: (A) in the case of a reload option which is an incentive stock option being granted to a 10% stockholder, 110% of the fair market value of a common share on the date of grant of the reload option and (B) in the case of a reload option which is an incentive stock option being granted to a person other than a 10% stockholder or is a nonstatutory stock option, shall be the fair market value of a common share on the date of grant of the reload option.  The term of the reload option shall be equal to the remaining option term of the option which gave rise to the reload option.

Alternate Stock Appreciation Rights

Concurrently with, or subsequent to, the award of any option to purchase Common Stock, the Board or the Committee may, in its sole discretion, award to the optionee a related alternate stock appreciation right (The Company calls this a “SAR”), permitting the optionee to be paid the appreciation on the related option in lieu of exercising the related option.

The amount payable by the Company to an optionee upon exercise of a SAR may, in the Company’s sole discretion, be paid in Common Stock, cash or a combination thereof.

Non-Transferability

Options granted under the plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the optionee.

Death, Disability or Termination of Employment

Subject to the terms of the stock option agreement pursuant to which options are granted, except in the event of death or disability, to the extent then exercisable, if the employment of an employee or the services of a non-employee director, consultant or advisor shall be terminated any reason, whether for cause, without cause, voluntarily, or any other reason, any incentive stock options held by such persons may be exercised at any time within three months after such termination and any nonstatutory stock options held by such persons may be exercised at any time within two years after such termination, but in no event following expiration of the option.

Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the plan (i) dies while employed by the Company and its subsidiaries or while serving as a non-employee director of, or consultant or advisor to, the Company and its subsidiaries, or (ii) dies within three months after the termination of his employment or services other than voluntarily or for cause, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within two years after his death.  Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, the Company and its subsidiaries, then, if such option is an incentive stock option, such option may be exercised at any time within one year, and if such option is a nonstatutory stock option, such option may be exercised at any time within two years, after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Restricted Stock Grants

The Board or the committee may grant restricted stock under the plan to any individual or entity eligible to receive restricted stock.

Shares granted pursuant to a grant of restricted stock shall vest as determined by the Board or the committee.  A grantee shall forfeit all shares not previously vested at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, the Company and its subsidiaries.

In determining the vesting requirements with respect to a grant of restricted stock, the Board or the committee may impose such restrictions on any shares granted as it may deem advisable including restrictions relating to length of service, corporate performance and attainment of individual or group performance objectives.

No shares granted pursuant to a grant of restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such shares are vested.

Amendment and Termination

The plan (but not options previously granted thereunder) shall terminate on June 19, 2016, ten years from the date that it was adopted by the Board.  Subject to certain limitations, the plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the stockholders.

Federal Income Tax Consequences

Nonstatutory Stock Options

Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a “readily ascertainable fair market value” when it is granted. This rule will apply to the Company’s grant of nonstatutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to the Company.  Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price.  Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to the Company in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise.  Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less.  No part of any such gain will be an “item of tax preference” for purposes of the “alternative minimum tax.”

Incentive Stock Options

Options granted under the plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or the Company from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee’ s basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, the Company will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called  disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case the Company will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, the Company may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock present at the meeting, in person or by proxy, is required for approval of this proposal.  The Company’s Board of Directors recommends a vote FOR the ratification of the 2006 Stock Incentive Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Miller, Ellin & Company, LLP was named as the Company’s independent registered public accountants effective August 7, 2002 and was selected as the Company’s independent registered public accountants with respect to the fiscal year ended December 31, 2005. The Company has not yet selected its auditors for the current fiscal year. The Company’s Audit Committee will review Miller, Ellin & Company’s proposal with respect to the audit prior to making a determination regarding the engagement.

A representative of Miller, Ellin & Company, LLP is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so, and shall be available to respond to appropriate questions.

Fee Category	2005	2004

Audit Fees (1)	$110,000	$102,500
Audit-related fees	-	-
Tax fees (2)	-	-
All other fees	20,238	13,270
Total fees	$130,238	$115,770

(1)

Audit fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the years ended December 31, 2005 and 2004.

(2)

The Company uses a different accounting firm to prepare its consolidated federal and state tax returns in connection with IRS regulations.  For the years ended December 31, 2005 and 2004, the fees billed to the Company for such services were $30,000 and $30,000, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

If any shareholder of the Company intends to present a proposal for consideration at the 2007 annual shareholder meeting and desires to have such proposal included in the 2007 proxy statement and proxy card distributed by the Board with respect to such meeting, such proposal must have been received at the Company’s principal executive offices, a reasonable time prior to mailing of the 2007 proxy statement. Upon receipt of a proposal, the Company will determine whether or not to include the proposal in its 2007 proxy statement in accordance with applicable law.

The following requirements with respect to shareholder proposals and shareholder nominees to the Board of Directors are included in the Company’s Amended and Restated By-Laws.

Shareholder Proposals

For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, if during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the proxy statement for the current year.

A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such shareholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. No business proposed by a shareholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company’s Proxy Statement.

Shareholder Nominees

In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be received at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, if during the prior year the corporation did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a nomination for the election of director(s) has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the corporation mails the proxy statement for the current year.

Nominations by a shareholder shall be by written notice to the Secretary of the Company setting forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares or capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Rules and Regulations of the Securities Exchange of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish other information as may be reasonably requested by the Company in order to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein.

Any notice given pursuant to the foregoing requirements must be sent to the Secretary of the Company at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530. The foregoing is only a summary of the provisions of the Amended and Restated By-Laws of the Company that relate to shareholder proposals and shareholder nominations for director. A complete copy of the Amended and Restated By-Laws is available at the offices of the Company.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than that listed as Proposal I and Proposal II in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORTS

This Proxy Statement is accompanied by a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

By Order of the Board of Directors

/s/ Christopher G. Payan

Christopher G. Payan
Chief Executive Officer

Garden City, New York

June 28, 2006

APPENDIX A

EMERGING VISION, INC.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of Audit Committee (the “Committee”) of Emerging Vision, Inc. (the “Company”) shall be as follows:

1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.
2. To provide assistance to the Board of Directors with respect to its oversight of:
(a) The integrity of the Company’s financial statements;
(b) The Company’s compliance with legal and regulatory requirements;
(c) The independent auditor’s qualifications and independence; and
(d) The performance of the Company’s internal audit function and independent auditors.
3. To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent”, consistent with the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

• the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders,

•            the Company complies with all other requirements of the rules and regulations of the NASDAQ Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time,

• no such person may serve as the Chairman of the Committee, and
• no such person may serve on the Committee for more than two years.

Compensation

No member of the Committee shall receive compensation other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each member of management, and the independent auditors, to discuss any matters that the Committee or believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company’s financial statements. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the

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Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the Company’s management, employees, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company's exposure to risk.

Documents/Reports Review

1.

Discuss with management and the independent auditors prior to public dissemination the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2.

Discuss with management and the independent auditors prior to the Company's filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

3.

Discuss with management and the independent auditors the Company's earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4.

Discuss with management and the independent auditors the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.	Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.
6.	Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

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7.

Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8.

Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors, other than “prohibited nonauditing services,” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9.	Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:
(a)

At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Company;

	(b)	Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;
(c)

Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

	(d)	Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

10.

In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management.

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11.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
12.

Review with the independent auditor any audit problems or difficulties encountered and management's response thereto.  In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters.  Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

13.	Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/General

14.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.
15.

Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management.  The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16.

Set clear hiring policies for employees or former employees of the independent auditors.  At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17.

Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

18.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.
19.

Report regularly to the full Board of Directors.  In this regard, the audit committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, [or] the performance and independence of the Company’s independent auditors, [or the performance of the internal audit function.]

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20.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21. Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee's Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

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PROXY

This Proxy Is Solicited On Behalf Of The Board Of Directors Of

EMERGING VISION, INC.

Annual Meeting Of Shareholders: Friday, July 14, 2006

The undersigned shareholder of Emerging Vision, Inc., a New York corporation (the “Company”), hereby appoints Mr. Christopher G. Payan and  Adam M. Stahl, Esq., or either of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of the Capital Stock of Emerging Vision, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, New York 11554, at 9:00 a.m. (local time), on Friday, July 14, 2006, or any adjournment, adjournments, postponements or continuations thereof, in accordance with the instructions on the reverse side hereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” (i) each of the nominees listed in Proposal No. 1 and (ii) the approval of the Company’s 2006 Stock Incentive Plan. The Proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

FOLD AND DETACH HERE

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE __X __

1. Election of Class II Directors (For a term expiring in 2008):
FOR ALL NOMINEES
WITHHOLD AUTHORITY FOR ALL NOMINEES
FOR ALL EXCEPT

(See instructions below)

NOMINEES:
Robert Cohen
Joel L. Gold
Christopher G. Payan

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold.

2. Proposal to ratify the adoption of the Company's 2006 Stock Incentive Plan:
FOR
AGAINST
ABSTAIN
3.	The Proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

Signature of Shareholder___________________________________ Date:____________________

Signature of Shareholder___________________________________ Date:____________________

Note: Please sign exactly as name appears above. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

FOLD AND DETACH HERE